SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 10, 2003

Energen Corporation

(Exact name of registrant as specified in its charter)

Alabama

(State or other jurisdiction of incorporation)

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant's telephone number including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release dated December 10, 2003 (Earnings Guidance)

99.2 Press Release dated December 10, 2003 (Director Election)

ITEM 9. REGULATION FD DISCLOSURE

(a) On December 10, 2003, Energen Corporation and Alabama Gas Corporation issued a press release concerning Earnings Guidance for 2004. The press release is attached hereto as Exhibit 99.1.

(b) On December 10, 2003, Energen Corporation announced the election of David W. Wilson as a Director of Energen Corporation effective January 1, 2004. The press release is attached hereto as Exhibit 99.2.

(c) On December 10, 2003, Wm. Michael Warren, Jr., Chairman of the Board and Chief Executive Officer of Energen Corporation adopted a Securities Trading Plan. Mr. Warren adopted the plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 and during an open trading window. The Plan provides for Mr. Warren to exercise certain of his options to acquire Energen Corporation common stock in monthly installments of 4,000 shares commencing January 2004. The monthly exercises are subject to certain market and other conditions set forth in the Plan. Options for an aggregate of 116,000 shares are subject to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

ALABAMA GAS CORPORATION

December 10, 2003 By /s/ G. C. Ketcham

G. C. Ketcham

Executive Vice President, Chief Financial Officer

and Treasurer of Energen Corporation and Alabama

Gas Corporation

EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

99.1 * Earnings Guidance dated December 10, 2003

99.2 * Press Release dated December 10, 2003

* This exhibit is furnished to, but not filed with, the Commission by inclusion herein.

For Release: 5:30 p.m. ET Information: Julie S. Ryland Wednesday, December 10, 2003 (205) 326-8421

David Wilson to Join Energen Board

Birmingham, Alabama -Energen Corporation (NYSE: EGN) announced today that David W. Wilson, an independent energy consultant who led the Energy Strategic Advisory Services Group for Coopers & Lybrand/PricewaterhouseCoopers from 1993-2000, will join the Boards of Energen and its two operating subsidiaries as an independent director effective January 1, 2004. Wilson will stand for re-election at Energen's 2004 Annual Meeting of Shareholders in April.

After three years as president of a gas acquisition management consulting firm in Denver, Wilson sold the firm to Coopers & Lybrand in 1988 and joined C&L as the director charged with building the firm's energy strategic consulting practice.

Wilson also comes to Energen with almost 20 years of corporate exploration and production experience. From 1977 to 1985, Wilson was vice president of exploration and corporate development for Consolidated Oil and Gas in Denver. He also served as manager of the diversifications programs at Williams Exploration in Tulsa from 1975-1977. He held a variety of positions during his service with Champlin Petroleum in Forth Worth and Denver (1973-75) and with Sunray DX Oil and Sun Oil Co. in Tulsa and Dallas (1967-73).

"We are very fortunate to have Dave Wilson joining the Energen team," said Mike Warren, Energen's chairman and chief executive officer. "Dave brings to Energen a unique combination of energy industry strategic acumen and E&P operational expertise. He will be a tremendous asset and complement to our already-strong Board of Directors. "

Active in energy industry leadership roles, Wilson served on the IPAA executive committee, was president of the Independent Petroleum Association of Mountain States, and chaired the Liaison Committee of Cooperating Associations. He was president and founder of the industry group known as "Natural Gas Equal Access" and is generally credited in the trade press as being the father of "natural gas open access."

Wilson has made more than 400 industry presentations on natural gas issues and, for the last several years, on energy trading and risk management issues. He also has been widely published in industry trade journals.

A graduate of Tulsa University in 1968, Wilson received a B.S. in Engineering Mathematics. He resides in Kingwood, Texas.

Energen Corporation is a diversified energy holding company with headquarters in Birmingham, Alabama. Its two lines of business are natural gas distribution in central and north Alabama and the acquisition and development of natural gas, oil and natural gas liquids onshore in North America. Additional information on Energen is available at www.energen.com.